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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 1997

                 Commission file number:  0-20081

            PruTech Research and Development Partnership III
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         (Exact name of Registrant as specified in its charter)

California                                                77-0129484
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)

440 Mission Court, Suite 250, Fremont, California                    94539
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (510) 656-1855

                                 N/A
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            Former name, former address and former fiscal year,
                      if changed since last report.

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Item 2 - Aquisition or Disposition of Assets

    During the period from August 28, 1997 through September 25, 1997, the Registrant sold 55,900 shares of Kopin Corporation common stock on the open market for an aggregate price of approximately $1,256,000. The sales resulted in cumulative realized gains of approximately $838,000 and $795,000 for financial reporting and income tax purposes, respectively. An unrealized gain of approximately $455,000 relating to these shares (which was reported as a separate component of partners' capital at June 30, 1997) was reversed as a result of the sales.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PruTech Research and Development Partnership III

By:  R&D Funding Corp
     A Delaware corporation, General Partner

By: /s/ Steven Carlino                              Date: September 30, 1997
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Steven Carlino
Vice President
Chief Accounting Officer for the Registrant